UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2018

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2688 NW 29th Terrace, Building 13, Oakland Park, Florida 33311

(Address of principal executive offices) (Zip Code)

1-844-422-7258

(Registrant’s telephone number, including area code)

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 13, 2018, Our chairman, chief executive and principal financial officer, Edward A. Cespedes resigned.

Effective April 13, 2018, Vincent L. Celentano was appointed chairman, chief executive and principal financial officer of the Company. Mr. Celentano is one of our directors and our largest individual shareholder.

Mr. Celentano is an experienced investor with interests in real estate, online media and medical service facilities. From 2012 to present, Mr. Celentano has been an investor in Prodeco Technologies, LLC, a premier manufacturer of electric bikes in the United States. From 2011 to present, Mr. Celentano has been the primary investor in PayMeOn, Inc., a publicly traded company that owns Basalt America. In 2010, Mr. Celentano became the principal investor in Legendary Trails, a 200 acre residential development located in Ocala, Florida. From 2007 to 2010, Mr. Celentano was the founder of WCIS Media, LLC, the owner of whocanisue.com, an internationally known legal lead generation platform. From 2007 to 2010, Mr. Celentano also owned interests in various medical industry related entities that owned and operated imaging facilities, ambulatory surgical centers, and chiropractic centers. In 2005, Mr. Celentano acquired a stake in the world renowned Holiday Isle Resort and Marina located in the Florida keys, which was later sold for $98.25 million. From 2002 until its sale in 2006, Mr. Celentano was the managing partner of Baypoint South in Naples, Florida, a 161 unit condominium conversion project. From 1996 to 2001, Mr. Celentano was the managing partner of Beaver Brook, LLC, owner and operator of a 172 unit residential complex located in Ansonia, Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

By:	/s/ Vincent L. Celentano
Vincent L. Celentano
Chief Executive Officer
April 13, 2018